Exhibit (a)(1)(iii) – Notice of Guaranteed Delivery

NOTICE OF GUARANTEED DELIVERY

To Tender Common Shares

of

Federated Premier Intermediate Municipal Income Fund

Pursuant to the Offer to Purchase

dated July 14, 2017

This form, or a form substantially equivalent to this form, must be used to accept the offer (the “Offer”), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the common shares, par value $0.01 per share (the “Common Shares”), of Federated Premier Intermediate Municipal Income Fund (NYSE: FPT), a Delaware statutory trust (the “Fund”), and all other documents required by the Letter of Transmittal, cannot be delivered to the Depositary such that they are received by the Depositary on or before 5:00 p.m., New York City time, on August 11, 2017, or such later date to which the Offer is extended by the Fund in its sole discretion (the “Expiration Date”). Such form may be transmitted by facsimile, delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m., New York City time on the Expiration Date. See Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810	Confirm by Telephone: (781) 575-2332
By First Class Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By Registered Certified or Express Mail or Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

The Information Agent for the Offer is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

All Holders Call Toll Free: (866) 856-6388

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Federated Premier Intermediate Municipal Income Fund, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 14, 2017 and the related Letter of Transmittal (which together constitute the “Offer Documents”), receipt of which is hereby acknowledged, Common Shares, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

________________________________

! check here if the shares will be tendered by book-entry transfer

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Number of Common Shares tendered

________________________________

DRS Transaction Advice Numbers

(if applicable)

________________________________

Account Number

________________________________________

Signature

________________________________________

Name(s) of Tendering Institution

________________________________________

(Address)

________________________________________

(Zip Code)

________________________________________

(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including, without limitation, the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), hereby (a) represents that the above named person(s) “own(s)” the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act (“Rule 14e-4”), (b) represents that such tender of Common Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Common Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the New York Stock Exchange (“NYSE”) after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents (including, without limitation, any original Share Certificates) to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

______________________________________________________________

(Name of Firm)

______________________________________________________________

(Authorized Signature)

______________________________________________________________

(Name)

______________________________________________________________

(Address)

______________________________________________________________

(Zip Code)

______________________________________________________________

(Area Code and Telephone Number)

Dated: , 2017

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal to the Depositary at one of the addresses listed on the first page of this Notice of Guaranteed Delivery by the Expiration Date. Do not send your tender materials to the Fund or the Information Agent. Note: Do not send any original Share Certificates with this form. Any share Certificates should be sent with the letter of transmittal.